UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2010

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas  78728
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2010, Xplore Technologies Corp. (the “Company”), and its wholly owned subsidiary Xplore Technologies Corporation of America (“Subsidiary,” together with the Company, the “Borrowers”), entered into Amendment No. 1 to Note Purchase Agreement Dated November 5, 2009 (the “Amendment Agreement”), which amended a previously executed Note Purchase Agreement (the “Original NPA”).  Under the Original NPA, the Borrowers issued senior secured promissory notes in the aggregate principal amount of $3,210,000 (the “Original Notes”) and warrants to purchase 32,100,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), at an exercise price of $0.10 per share.  The Amendment Agreement provides that upon the approval of Phoenix Venture Fund LLC (“Phoenix”) in its sole discretion, the Borrowers may issue up to an additional $2,000,000 in aggregate principal amount of senior secured promissory notes (the “Bridge Notes”), and three-year warrants to purchase up to 28,571,429 shares of Common Stock at an exercise price of $0.07 per share (the “Bridge Warrants”) under the Original NPA.  The Bridge Notes and Bridge Warrants may be issued by the Borrowers in multiple closings.

On August 18, 2010, in connection with the initial closing pursuant to the Amendment Agreement, the Borrowers issued a Bridge Note in the principal amount of $250,000 to Phoenix, with a Bridge Warrant to purchase 3,571,429 shares of Common Stock.  The Borrowers received $250,000 in cash from Phoenix for the Bridge Note and the Bridge Warrant issued at the initial closing.

The Bridge Notes are substantially similar to the Original Notes.  The Bridge Notes are due and payable in full on December 31, 2011 and bear interest at the rate of 10% per annum.  Interest on the Bridge Notes may be paid in cash or, at the option of the Company, shares of Common Stock.  The Bridge Notes are secured, with the Original Notes, by all of the assets of the Borrowers and the indebtedness under the Bridge Notes and the Original Notes and the security interest granted by the Borrowers therein is senior to all indebtedness of the Borrowers other than up to $4,750,000 of the Borrowers’ indebtedness to DSCH Capital Partners, LLC, d/b/a Far West Capital, the Company’s senior lender, in connection with the Accounts Receivable Purchasing Agreement, dated December 10, 2009, as amended.

The Bridge Warrants are substantially similar to the warrants issued with the Original Notes (the “Original Warrants”), except that the Bridge Warrants expire on August 17, 2013, rather than January 14, 2003.  The Bridge Warrants may be exercised in whole or in part and contain a cashless exercise provision.  The exercise price and the number of shares of Common Stock purchasable upon exercise of the Bridge Warrants are subject to adjustment (under formulae set forth in the Bridge Warrants) upon the occurrence of certain events, including, but not limited to: (i) stock dividends, stock splits or reverse stock splits; (ii) the payment of dividends on the Common Stock payable in shares of Common Stock or securities convertible into Common Stock; (iii) a recapitalization, reorganization or reclassification involving the Common Stock, or a consolidation or merger of the Company; or (iv) issuances of shares of Common Stock, or deemed issuances of Common Stock, at a price less than the Bridge Warrant exercise price at the time.

Phoenix, the purchaser of the $250,000 Bridge Note issued at the initial closing under the Amendment Agreement, is the beneficial owner of over 10% of the outstanding Common Stock and, therefore, had a material relationship with the Company prior to the execution of the Amendment Agreement.  SG Phoenix LLC, an affiliate of Phoenix Venture Fund LLC, executed the Amendment Agreement as the agent for the holders of the Original Notes.

The above description of the Amendment Agreement is qualified in its entirety by reference to the terms of the Amendment Agreement attached hereto as Exhibit 10.1. The above description of the Bridge Notes and the Bridge Warrants is qualified in its entirety by reference to the terms of the Original Notes attached to the Company’s Current Report on Form 8-K dated November 10, 2009 as Exhibit 10.2 and the terms of the Original Warrants attached the Company’s Current Report on Form 8-K dated November 10, 2009 as Exhibits 10.3.

Section 2— Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the execution of the Amendment Agreement and the incurrence by the Company of a direct financial obligation of $250,000 in connection with the issuance of the initial Bridge Note, which disclosure is incorporated herein by this reference.

Section 3— Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the issuance to Phoenix by the Company of a Bridge Note in the principal amount of $250,000 and a Bridge Warrant to purchase of 3,571,429 shares of Common Stock for the purchase price of $250,000, which disclosure is incorporated herein by this reference.

The Bridge Note and Bridge Warrant, and the shares of Common Stock issuable upon exercise of the Bridge Warrant, were offered and sold to Phoenix, which the Company reasonably believes is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act.  The offer and sale was made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Bridge Note and Bridge Warrant.  The Company disclosed to Phoenix that the Bridge Note, the Bridge Warrant and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the Bridge Note and Bridge Warrant included, and the certificates representing the Common Stock to be issued upon exercise of the Bridge Warrant will include, a legend to that effect.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Note Purchase Agreement Dated November 5, 2009, dated as of August 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:	/s/Michael J. Rapisand
Name:	Michael J. Rapisand
Title:	Chief Financial Officer

Dated: August 20, 2010